UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 17, 2022

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2121 RDU Center Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices)

Registrant's telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EXTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07 below, on November 17, 2022, the stockholders of Extreme Networks, Inc. (“Extreme” or the “Company”) approved an amendment and restatement (the “Amended and Restated Charter”) of the Company’s restated certificate of incorporation (the “Existing Charter”) to institute a simple majority voting standard, which such Amended and Restated Charter was filed by the Company with the Secretary of State of the State of Delaware on November 17, 2022 and became effective the same day. The new simple majority voting standard eliminates certain provisions from the Existing Charter requiring a supermajority vote of stockholders for stockholders to amend certain provisions of the Existing Charter and certain provisions of Extreme’s amended and restated bylaws (the “Existing Bylaws”). In addition to eliminating the supermajority vote of stockholders for purposes of amending certain provisions of the Existing Charter and amending the Existing Bylaws, the Amended and Restated Charter also eliminates certain other obsolete provisions in the Existing Charter, including language relating to governance matters prior to the Company’s initial public offering and the classification of the Board of Directors of the Company (the “Board”), which expired in 2013.

The Board had also previously approved, contingent upon the approval and effectiveness of the Amended and Restated Charter, amendments to the Existing Bylaws (the “Amended and Restated Bylaws”), which such Amended and Restated Bylaws became effective upon the filing and effectiveness of the Amended and Restated Charter. The Amended and Restated Bylaws include, among other updates:

•	Elimination of the supermajority vote requirement to amend the Company’s bylaws;
•	Clarification that the Board may postpone, reschedule or cancel annual or special meetings of the stockholders;
•	Revisions for adjournment logistics based on recent changes to the General Corporation Law of the State of Delaware (the “DGCL”);
•	Clarification language relating to the establishing of quorum and withdrawals from meetings after a meeting has begun;
•	Updates to refer to recently revised universal proxy rules and to set forth changes to the stockholder proxy solicitation process;
•	Updates relating to stockholder lists based on recent DGCL changes;
•	Other clean up or clarification revisions, including updates to the exclusive forum language and other certain defined terms, as well as the elimination of various obsolete provisions.

The foregoing description of the Amended and Restated Charter and the Amended and Restated Bylaws are qualified in their entirety by reference to the Amended and Restated Charter and Amended and Restated Bylaws of the Company, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) On November 17, 2022, Extreme Networks, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). There were 131,227,279 shares entitled to be voted and 119,457,763 shares were voted in person or by proxy at the Annual Meeting.

(b) The following proposals were considered and voted on by the stockholders at the Annual Meeting and the results below were certified by the Inspector of Elections:

Proposal 1 – The following seven director nominees were elected for a one-year term:

	For	Withheld	Broker Non-Votes
Charles P. Carinalli	100,929,617	4,421,288	14,106,858
Kathleen M. Holmgren	102,417,509	2,933,396	14,106,858
Rajendra Khanna	104,735,608	615,297	14,106,858
Edward H. Kennedy	103,680,754	1,670,151	14,106,858
Edward B. Meyercord	103,706,371	1,644,534	14,106,858
John C. Shoemaker	101,346,717	4,004,188	14,106,858
Ingrid J. Burton	102,527,782	2,823,123	14,106,858

Proposal 2 – The compensation of the Company’s named executive officers was approved, on an advisory basis:

	For	Against	Abstain	Broker Non-Votes
Votes	102,844,321	1,893,505	613,079	14,106,858

Proposal 3 – The appointment of Grant Thornton LLP as independent auditors for the Company for the fiscal year ending June 30, 2023 was ratified:

	For	Against	Abstain
Votes	118,911,291	123,889	422,583

Proposal 4 – The Amendment and Restatement of the Company’s Amended and Restated 2013 Equity Incentive Plan was approved:

	For	Against	Abstain	Broker Non-Votes
Votes	90,312,172	14,516,045	522,688	14,106,858

Proposal 5 – The Amendment and Restatement of the Company’s Restated Certificate of Incorporation to adopt simple majority voting provisions was approved:

	For	Against	Abstain	Broker Non-Votes
Votes	104,685,229	227,037	438,639	14,106,858

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2022

EXTREME NETWORKS, INC.

By:	/s/ KATAYOUN (“KATY”) MOTIEY

Katayoun (“Katy”) Motiey
Chief Administrative and Sustainability Officer